2Q 2015 Earnings Call August 11, 2015 8:00am ET

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of August 11, 2015, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter results issued on August 10, 2015, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2014 Annual Report on Form 10-K and 2015 Quarterly Reports on Form 10-Q. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

3 *Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP* measures will be used in the presentation: Corporate EBITDA Corporate EBITDA Margin Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Total RPD Non-GAAP Measures Net Depreciation Per Unit Per Month Net Corporate Debt Net Fleet Debt Free Cash Flow Adjusted Interest Expense

4 Today’s Agenda John Tague President & Chief Executive Officer Hertz Global Holdings Tom Kennedy Sr. EVP & Chief Financial Officer Hertz Global Holdings Business Overview John Tague Financial Results Overview Tom Kennedy Questions & Answers Session John Tague Tom Kennedy Larry Silber Larry Silber President & Chief Executive Officer Hertz Equipment Rental

5 Positioned for Improvement Improved fleet management, processes and systems helping to reverse performance trends in 2H:15 • Management assessing businesses and beginning to institute improvement plans • Disposing of high mileage vehicles • Onboarding new vehicles • Aligning fleet with profitable demand • Average vehicle mileage substantially lower • Capacity aligned heading into July peak • Fleet efficiency improving 1H:15 2H:15 • Resolving systems instability • Addressing data integrity issues • Systems fully operational, more reliable data with expanded analytical capabilities • Rolling out Dollar, Thrifty and Hertz integrated counter system in August; launched financial systems integration in July • Teams now collaborating on core set of well- defined initiatives focused on efficiency, process excellence, and service and product quality U.S. RAC

6 $200M FY:15 Cost Savings Update Potential for additional savings from technology-enabled opportunities Corporate/ Operations Overhead Freezing defined benefit pension plan Eliminating Navigation Solutions redundancies Closing unprofitable off-airport facilities Consolidating third-party IT spend Clearing non-value added IT projects Fleet Management Reducing out-of-service cycle times through process efficiencies and increased accountability Sales and Marketing Areas of savings include: Disciplined return on investment practices, including reorganizing rental car sales force Realized ~$80M of Cost Savings in 1H:15

7 Tom Kennedy CFO • FINANCIAL RESULTS • CASH FLOW REVIEW • BALANCE SHEET REVIEW

8 2Q:15 Results C * Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. GAAP 2Q:15 Results 2Q:14 Results YoY Change Revenue $2,692 $2,830 (5%) Income before income taxes $50 $121 (59%) Net income $23 $72 (68%) Diluted earnings per share $0.05 $0.15 (67%) Diluted shares outstanding 461 465 (1%) Non-GAAP* Corporate EBITDA $379 $446 (15%) Corporate EBITDA margin 14% 16% (200 bps) Adjusted Pre-tax income $153 $216 (29%) Adjusted Net income $88 $132 (33%) Adjusted EPS $0.19 $0.28 (32%) ($ in millions, except per share amounts)

Hertz

U.S. RAC Total Revenue 2Q:15

On Airport 76% of U.S. RAC Revenue

Off Airport 24% of U.S. RAC Revenue


Total RPD
Total
Total Ex Fuel
0.1%
(0.8%)
Airport RPD
Total
Total Ex Fuel
0.5%
(0.5%)
Off Airport RPD
Total
Total Ex Fuel
(2.0%)
(1.5%)

Transaction Days:

Total	Airport	Off Airport
(2.4%)	(2.4%)	(2.5%)

- Airport Total RPD down for Hertz brand, up for DTG brands
- Off-airport insurance replacement revenue as a percent of total off airport revenue increased 7 ppts YoY to 37%
- Average fleet increased 2% YoY, re-aligned by quarter end
- June 2015 airport revenue ex-fuel up, first monthly YoY increase since Sept. 2014

Note: Total RPD calculated using Total Revenue less ancillary retail car sales revenue

9

10 Cautious 2H:15 Outlook U.S. RAC Depreciation Model year 2016 fleet buy not yet completed Approximately one-third of MY 2016 vehicles expected to be delivered in 2H:15 Third-party residual value forecasts are pointing to a continued moderate decline for the back half and into next year Monthly Dep. per Unit 2015 2014 1Q $ 287 $ 288 2Q $ 259 $ 259 Six Months June 30 $ 273 $ 273 Full Year $ 295-305 $ 294 FY:15E monthly depreciation per vehicle of $295-$305 may be conservative depending on residual value trends

11 International Car Rental 2Q:15 Revenue +4% YoY, excluding FX Volume +4% RPD unchanged, excl. FX, driven by mix shift toward value brands DOE + SG&A down 80bps as a % of revenue 200 basis point improvement in fleet efficiency Monthly depreciation per unit down 4% excluding FX Corporate EBITDA declined YoY due to FX and one-time items

12 HERC Revenue 2Q:15 N.A. upstream oil and gas in major markets was 11% of total rental and rental-related revenue, excl. FX N.A. upstream rental and rental-related revenue down 30% YoY, excl. FX, on substantial volume weakness and 3% pricing decline N.A. all other rental and rental-related revenue up 6%, excl. FX Note: Pricing and volume data exclude Cinelease due to the nature of that business Pricing N.A. national accounts 51% of revenue vs. 54% 2Q:14 due to expansion of local customer base Upstream oil and gas pricing pressure Volume New accounts in construction sectors and specialty and niche markets offset weakness from upstream oil and gas YoY % change Revenue* Rental Revenue* Volume Pricing WW HERC 1% 1% 2% 1% N.A. 1% 1% 3% 1% U.S. 6% 5% 4% 2% * Excludes FX impact

13 HERC Corporate EBITDA 2Q:15 Revenue improvement is a priority Expanding and diversifying customer base with focus on local accounts Decentralizing reporting structure, reorganizing sales force • Better field accountability, more focused asset management, improved customer service N.A. time utilization down 80bps; dollar utilization down 130bps Excluding energy markets, N.A. time utilization up 70bps Utilization improvement is a priority Investing to reduce out of service equipment Improving location footprint to enhance fleet sharing Increasing mix of specialty equipment for longer rental transactions WW Corporate EBITDA down $19M YoY Weakness in upstream oil and gas markets accounted for approximately $20M of decline partially offset by improvement in other categories FY:15E HERC Corporate EBITDA $575-$625M

14 HERC Key Metrics 36% 37% 39% 38% 35% 36% 38% 39% 35% 35% 1Q 2Q 3Q 4Q NA Dollar Utilization 2013 2014 2015 62% 65% 68% 66% 62% 64% 67% 68% 63% 63% 1Q 2Q 3Q 4Q NA Time Utilization 2013 2014 2015 672 615 352 2013 2014 1H:15 WW FY Gross Purchases* 534 433 259 2013 2014 1H:15 WW FY Net Fleet Purchases* * Includes non-cash purchases and sales FY:15E net fleet capex $410M to $430M Avg fleet age 41 mos vs. 42 mos. 2Q:14

15 Interest Expense Summary (millions) 2015 2014 2Q $156 $164 YTD 2Q $310 $320 2015 2014 2Q $140 $151 YTD 2Q $278 $295 Remained flat as % of Rev GAAP Interest Expense* Adjusted Interest Expense* * Net of interest income

16 Free Cash Flow 1H:15 1H:14 Chg GAAP Pretax Income $(37) $58 $(95) PP&E (non fleet) depr. exp. + amortization exp. 198 205 (7) Cash Taxes (19) (33) 14 Net Working Capital/Other (58) (221) 163 Operating Cash Flow excl. fleet depr. add-back $84 $9 $75 RAC Fleet Growth (net capex + depr. exp. & net fleet financing) 110 (542) 652 HERC Fleet Growth (net capex + depr. exp.) (101) (50) (51) PP&E Net Capital Expenditures (123) (106) (17) Net Investment $(114) $(698) $584 FREE CASH FLOW $(30) $(689) $659 ($ in millions)

17 Liquidity and Debt ($ in millions) ABL Availability: $1,027 Unrestricted Cash: 537 Corporate Liquidity: $1,564 Total net corporate debt $6.0 billion Total net fleet debt $10.7 billion Net corporate debt / LTM corporate EBITDA ratio 4.9x Corporate Liquidity at June 30, 2015

18 OUTLOOK

19 FY:15 Financial Guidance Reaffirmed Full Year 2015 Forecast Corporate EBITDA - Consolidated HGH $1,450M - $1,550M WW HERC Corporate EBITDA $575M - $625M U.S. RAC Monthly Depreciation per unit $295 - $305 U.S. RAC fleet capacity growth1 0.5% - 1.5% Net non-fleet capex $275M - $295M Effective tax rate 37% 1Excludes Advantage sublease and Hertz 24/7 vehicles 2H:15 U.S. RAC DEPRECIATION: Likely conservative, but MY2016 acquisition not yet completed, residual values estimated lower HERC Corporate EBITDA: Growth in new accounts and investments in fleet maintenance to drive utilization, partially offset by oil and gas weakness Assumes continued HERC pressure due to weak oil and gas markets; continued improvements in U.S. and International RAC businesses

Q&A

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2015	2014	2015	2014
Total revenues	$2,692	$2,830	$5,145	$5,366
Expenses:
Direct operating	1,505	1,594	2,913	3,037
Depreciation of revenue earning equipment and lease charges, net	696	708	1,403	1,434
Selling, general and administrative	295	264	560	541
Interest expense, net	156	164	310	320
Other (income) expense, net	(10)	(21)	(4)	(24)
Total expenses	2,642	2,709	5,182	5,308
Income (loss) before income taxes	50	121	(37)	58
(Provision) benefit for taxes on income (loss)	(27)	(49)	(10)	(56)
Net income (loss)	$23	$72	$(47)	$2
Weighted average number of shares outstanding:
Basic	459	452	459	450
Diluted	461	465	459	457
Earnings (loss) per share:
Basic	$0.05	$0.16	$(0.10)	$—
Diluted	$0.05	$0.15	$(0.10)	$—

Corporate EBITDA (a)	$379	$446	$605	$699
Adjusted pre-tax Income (loss) (a)	153	216	156	239

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule III.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	June 30, 2015	December 31, 2014
Cash and cash equivalents	$537	$490
Restricted cash	421	571
Revenue earning equipment:
U.S. Car Rental	9,322	8,070
International Car Rental	2,779	1,904
Worldwide Equipment Rental	2,607	2,442
All Other Operations	1,288	1,237
Total revenue earning equipment, net	15,996	13,653
Total assets	25,969	23,985
Total debt	17,682	15,993
Net Fleet debt (a)	10,686	9,047
Net Corporate debt (a) (b)	6,038	5,885
Total equity	2,387	2,464

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule VI.

(b)	Fleet related to Hertz Equipment Rental Corporation is funded via Net Corporate Debt.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Six Months Ended June 30,
(In millions)	2015	2014
Cash provided by (used in):
Operating activities	$1,451	$1,402
Investing activities	(3,156)	(2,248)
Financing activities	1,769	977
Effect of exchange rate changes	(17)	(2)
Net change in cash and cash equivalents	$47	$129

Fleet growth (a)	$9	$(592)
Free cash flow (a)	(30)	(689)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules IV and V.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
U.S. Car Rental
Transaction days (in thousands)	34,977	35,850	67,014	68,210
Total RPD (a)	$45.80	$46.19	$46.41	$47.00
Average fleet	511,700	502,500	500,500	497,000
Fleet efficiency(a)	75%	79%	74%	77%
Net depreciation per unit per month(a)	$259	$259	$273	$273
Program cars as a percentage of total average fleet at period end	29%	16%	29%	16%
Adjusted pre-tax income (loss)(in millions) (a)	$174	$184	$244	$306
International Car Rental
Transaction days (in thousands)	12,523	12,096	22,298	21,491
Total RPD (a)(b)	$47.59	$47.45	$47.31	$47.04
Average Fleet	173,700	172,300	158,800	157,000
Fleet efficiency(a)	79%	77%	78%	76%
Net depreciation per unit per month(a)(b)	$207	$215	$218	$227
Program cars as a percentage of total average fleet at period end	46%	42%	46%	42%
Adjusted pre-tax income (loss)(in millions) (a)	$45	$57	$52	$16
Worldwide Equipment Rental
Dollar utilization	34%	35%	34%	35%
Time utilization	63%	63%	62%	62%
Rental and rental related revenue (in millions) (a)(b)	$352	$348	$689	$675
Same store revenue growth, including growth initiatives (b)	(1)%	4%	—%	5%
Adjusted pre-tax income (loss) (in millions) (a)	$42	$67	$76	$121
All Other Operations
Average fleet — Donlen	165,600	177,800	167,100	177,300
Adjusted pre-tax income (loss) (in millions) (a)	$17	$15	$31	$29

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and VI.

(b)	Based on December 31, 2014 foreign exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended June 30, 2015						Three Months Ended June 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Total revenues:	$1,615	$556	$375	$146	$—	$2,692	$1,663	$641	$384	$142	$—	$2,830
Expenses:
Direct operating	945	332	214	6	8	1,505	990	394	210	6	(6)	1,594
Depreciation of revenue earning equipment and lease charges, net	398	101	81	116	—	696	391	124	79	114	—	708
Selling, general and administrative	100	69	47	8	71	295	93	63	35	8	65	264
Interest expense, net	41	18	15	2	80	156	44	25	12	3	80	164
Other (income) expense, net	(1)	—	(2)	—	(7)	(10)	(22)	3	(1)	—	(1)	(21)
Total expenses	1,483	520	355	132	152	2,642	1,496	609	335	131	138	2,709
Income (loss)before income taxes	$132	$36	$20	$14	$(152)	50	$167	$32	$49	$11	$(138)	121
(Provision) benefit for taxes on income (loss)						(27)						(49)
Net income (loss)						$23						$72

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Six Months Ended June 30, 2015						Six Months Ended June 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Total revenues:	$3,135	$992	$730	$288	$—	$5,145	$3,220	$1,123	$743	$280	$—	$5,366
Expenses:
Direct operating	1,871	599	422	11	10	2,913	1,898	723	410	12	(6)	3,037
Depreciation of revenue earning equipment and lease charges, net	819	196	157	231	—	1,403	815	238	157	224	—	1,434
Selling, general and administrative	197	125	93	16	129	560	193	126	67	16	139	541
Interest expense, net	82	34	29	5	160	310	81	46	25	7	161	320
Other (income) expense, net	(1)	—	(3)	—	—	(4)	(29)	3	(2)	—	4	(24)
Total expenses	2,968	954	698	263	299	5,182	2,958	1,136	657	259	298	5,308
Income (loss) before income taxes	$167	$38	$32	$25	$(299)	(37)	$262	$(13)	$86	$21	$(298)	58
(Provision) benefit for taxes on income (loss)						(10)						(56)
Net income (loss)						$(47)						$2

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$2,692	$—		$2,692	$2,830	$—		$2,830
Expenses:
Direct operating	1,505	(48)	(a)	1,457	1,594	(59)	(a)	1,535
Depreciation of revenue earning equipment and lease charges, net	696	—	(b)	696	708	(6)	(b)	702
Selling, general and administrative	295	(43)	(c)	252	264	(34)	(c)	230
Interest expense, net	156	(16)	(d)	140	164	(13)	(d)	151
Other (income) expense, net	(10)	4	(e)	(6)	(21)	17	(e)	(4)
Total expenses	2,642	(103)		2,539	2,709	(95)		2,614
Income (loss) before income taxes	50	103		153	121	95		216
(Provision) benefit for taxes on income (loss)	(27)	(38)	(f)	(65)	(49)	(35)	(f)	(84)
Net income (loss)	$23	$65		$88	$72	$60		$132
Weighted average number of diluted shares outstanding	461	461		461	465	465		465
Diluted earnings (loss) per share (g)	$0.05	$0.14		$0.19	$0.15	$0.13		$0.28

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$5,145	$—		$5,145	$5,366	$—		$5,366
Expenses:
Direct operating	2,913	(81)	(a)	2,832	3,037	(104)	(a)	2,933
Depreciation of revenue earning equipment and lease charges, net	1,403	—	(b)	1,403	1,434	(8)	(b)	1,426
Selling, general and administrative	560	(81)	(c)	479	541	(72)	(c)	469
Interest expense, net	310	(32)	(d)	278	320	(25)	(d)	295
Other (income) expense, net	(4)	1	(e)	(3)	(24)	28	(e)	4
Total expenses	5,182	(193)		4,989	5,308	(181)		5,127
Income (loss) before income taxes	(37)	193		156	58	181		239
(Provision) benefit for taxes on income (loss)	(10)	(71)	(f)	(81)	(56)	(67)	(f)	(123)
Net income (loss)	$(47)	$122		$75	$2	$114		$116
Weighted average number of diluted shares outstanding	459	459		459	457	457		457
Diluted earnings (loss) per share (g)	$(0.10)	$0.27		$0.16	$—	$0.25		$0.25

a.
Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended June 30, 2015 and 2014, also includes restructuring and restructuring related charges of $16 million and $27 million, respectively. For the six months ended June 30, 2015 and 2014, also includes restructuring and restructuring related charges of $18 million and $40 million, respectively.

b.
In 2014, represents the increase in depreciation of equipment rental revenue earning equipment based upon its revaluation relating to purchase accounting. There were no adjustments for depreciation of equipment rental revenue earning equipment in 2015.

c.
For the three months ended June 30, 2015 and 2014, primarily comprised of restructuring and restructuring related charges of $30 million and $15 million, respectively, expenses associated with the anticipated HERC spin-off transaction announced in March 2014 of $8 million and $12 million, respectively, consulting costs and legal fees related to the accounting review and investigation, expenses associated with acquisitions, integration charges and relocation expenses associated with the Company's relocation of its headquarters to Estero, Florida. For the six months ended June 30, 2015 and 2014, primarily comprised of restructuring and restructuring related charges of $53 million and $41 million, respectively, expenses associated with the anticipated HERC spin-off transaction announced in March 2014 of $17 million and $12 million, respectively, consulting costs and legal fees related to the accounting review and investigation, expenses associated with acquisitions, integration charges and relocation expenses associated with the Company's relocation of its headquarters to Estero, Florida. The three and six months ended June 30, 2015 also include costs associated with the separation of certain executives.

d.	Represents debt-related charges relating to the amortization of deferred debt financing costs and debt discounts.

e.
In 2014, primarily represents a $19 million litigation settlement received in relation to a class action lawsuit filed against an original equipment manufacturer stemming from recalls of their vehicles in previous years.

f.	Represents a provision for income taxes derived utilizing a normalized income tax rate (37% for 2015 and 2014).

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES
TO EBITDA, CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Three Months Ended June 30, 2015						Three Months Ended June 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations		Corporate	Consolidated HGH
Income (loss) before income taxes	$132	$36	$20	$14	$(152)	$50	$167	$32	$49	$11	$10	$(138)	$121
Depreciation and amortization	447	110	100	117	5	779	447	135	97	116		4	799
Interest, net of interest income	41	18	15	2	80	156	44	25	12	3		80	164
EBITDA	$620	$164	$135	$133	$(67)	$985	$658	$192	$158	$130		$(54)	$1,084
Car rental fleet depreciation and lease charges, net	(398)	(101)	—	(116)	—	(615)	(391)	(124)	—	(114)		—	(629)
Car rental fleet interest	(43)	(16)	—	(3)	—	(62)	(45)	(22)	—	(3)		—	(70)
Car rental fleet debt related charges (a)	8	2	—	1	—	11	1	5	—	1		—	7
Non-cash stock-based employee compensation charges	—	—	—	—	5	5	—	—	—	—		5	5
Restructuring and restructuring related charges (b)	16	5	6	—	20	47	4	14	2	—		11	31
Acquisition related costs and charges	—	—	—	—	1	1	—	—	—	—		2	2
Equipment rental spin-off costs (c)	—	—	7	—	1	8	—	—	6	—		6	12
Impairment charges and write-downs (d)	—	—	—	—	—	—	10	—	—	—		—	10
Integration expenses (e)	—	—	—	—	3	3	—	—	—	—		3	3
Relocation costs (f)	—	—	—	—	1	1	—	—	—	—		3	3
Other extraordinary, unusual or non-recurring items(g)	—	—	(1)	—	(4)	(5)	(16)	3	—	—		1	(12)
Corporate EBITDA	$203	$54	$147	$15	$(40)	$379	$221	$68	$166	$14		$(23)	$446
Non-fleet depreciation and amortization(h)	(49)	(9)	(100)	(1)	(5)	(164)	(56)	(11)	(97)	(2)		(4)	(170)
Non-fleet interest, net of interest income	2	(2)	(15)	1	(80)	(94)	1	(3)	(12)	—		(80)	(94)
Non-fleet debt related charges (a)	—	—	1	—	4	5	1	—	1	—		4	6
Non-cash stock-based employee compensation charges	—	—	—	—	(5)	(5)	—	—	—	—		(5)	(5)
Acquisition accounting (i)	18	2	9	2	1	32	17	3	9	3		1	33
Adjusted pre-tax income (loss)	$174	$45	$42	$17	$(125)	$153	$184	$57	$67	$15		$(107)	$216

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INCRECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES
TO EBITDA, CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Six Months Ended June 30, 2015						Six Months Ended June 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Income (loss) before income taxes	$167	$38	$32	$25	$(299)	$(37)	$262	$(13)	$86	$21	$(298)	$58
Depreciation and amortization	919	214	195	235	9	1,572	926	259	193	230	6	1,614
Interest, net of interest income	82	34	29	5	160	310	81	46	25	7	161	320
EBITDA	$1,168	$286	$256	$265	$(130)	$1,845	$1,269	$292	$304	$258	$(131)	$1,992
Car rental fleet depreciation and lease charges, net	(819)	(196)	—	(231)	—	(1,246)	(815)	(238)	—	(224)	—	(1,277)
Car rental fleet interest	(86)	(31)	—	(6)	—	(123)	(84)	(42)	—	(7)	—	(133)
Car rental fleet debt-related charges (a)	15	4	—	2	—	21	2	8	—	3	—	13
Non-cash stock-based employee compensation charges	—	—	—	—	10	10	—	—	—	—	13	13
Restructuring and restructuring related charges (b)	18	6	8	—	35	67	16	19	6	—	31	72
Acquisition related costs and charges	—	—	—	—	—	—	—	—	—	—	8	8
Equipment rental spin-off costs (c)	—	—	16	—	1	17	—	—	6	—	6	12
Impairment charges and write-downs (d)	9	—	—	—	—	9	10	—	—	—	—	10
Integration expenses (e)	—	—	—	—	3	3	1	—	—	—	5	6
Relocation costs (f)	—	—	—	—	4	4	—	—	—	—	5	5
Other extraordinary, unusual or non-recurring items (g)	(2)	—	(1)	—	1	(2)	(21)	(3)	1	—	1	(22)
Corporate EBITDA	$303	$69	$279	$30	$(76)	$605	$378	$36	$317	$30	$(62)	$699
Non-fleet depreciation and amortization(h)	(100)	(18)	(195)	(4)	(9)	(326)	(111)	(21)	(193)	(6)	(6)	(337)
Non-fleet interest, net of interest income	4	(3)	(29)	1	(160)	(187)	3	(4)	(25)	—	(161)	(187)
Non-fleet debt-related charges (a)	1	—	3	—	7	11	1	—	3	—	8	12
Non-cash stock-based employee compensation charges	—	—	—	—	(10)	(10)	—	—	—	—	(13)	(13)
Acquisition accounting (i)	36	4	18	4	1	63	35	5	19	5	1	65
Adjusted pre-tax income (loss)	$244	$52	$76	$31	$(247)	$156	$306	$16	$121	$29	$(233)	$239

(a)	Represents non-cash charges relating to the amortization of deferred debt financing costs and debt discounts and premiums.

(b)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP. Also represents incremental costs incurred directly supporting business transformation initiatives, such as transition costs in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes and consulting costs and legal fees related to the accounting review and investigation. The three and six months ended June 30, 2015 also include costs associated with the separation of certain executives.

(c)	Represents expense associated with the HERC spin-off.

(d)
For six months ended June 30, 2015, represents impairment of the former Dollar Thrifty headquarters and the impairment of a corporate asset recognized in the first quarter 2015. For the three and six months ended June 30, 2014, represents the write-off of assets associated with a terminated business relationship.

(e)	Primarily represents Dollar Thrifty integration related expenses.

(f)
Represents non-recurring costs incurred in connection with the relocation of the Company's corporate headquarters to Estero, Florida that were not included in restructuring expenses. Such expenses primarily include duplicate facility rent, certain moving expenses, and other costs that are direct and incremental due to the relocation.

(g)
Includes miscellaneous non-recurring or non-cash items. In the three and six months ended June 30, 2014, primarily represents a $19 million litigation settlement received in relation to a class action lawsuit filed against an original equipment manufacturer stemming from recalls of their vehicles in previous years.

(h)	Amounts related to the Worldwide Equipment Rental segment include depreciation of revenue earning equipment.

(i)	Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of revalued liabilities relating to purchase accounting.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Six Months Ended June 30, 2015					Six Months Ended June 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Consolidated HGH
Revenue earning equipment expenditures	$(5,190)	$(1,732)	$(352)	$(717)	$(7,991)	$(3,260)	$(1,673)	$(296)	$(767)	$(5,996)
Proceeds from disposal of revenue earning equipment	3,279	1,111	93	426	4,909	2,114	1,059	89	455	3,717
Net revenue earning equipment capital expenditures	(1,911)	(621)	(259)	(291)	(3,082)	(1,146)	(614)	(207)	(312)	(2,279)
Depreciation of revenue earning equipment, net	819	159	158	231	1,367	813	199	157	224	1,393
Financing activity related to car rental fleet:
Borrowings	4,146	831	—	602	5,579	619	720	—	420	1,759
Payments	(2,986)	(444)	—	(562)	(3,992)	(731)	(491)	—	(350)	(1,572)
Restricted cash changes	150	12	—	(25)	137	124	(23)	—	6	107
Net financing activity related to car rental fleet	1,310	399	—	15	1,724	12	206	—	76	294
Fleet growth	$218	$(63)	$(101)	$(45)	$9	$(321)	$(209)	$(50)	$(12)	$(592)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FREE CASH FLOW
Unaudited

	Six Months Ended June 30,
(In millions)	2015	2014
Income (loss) before income taxes	$(37)	$58
Depreciation and amortization, non-fleet, net	169	180
Amortization of debt discount and related charges	29	25
Cash paid for income taxes	(19)	(33)
Changes in assets and liabilities, net of effects of acquisitions, and other	(58)	(221)
Net cash provided by operating activities excluding depreciation of revenue earning equipment	84	9
U.S. car rental fleet growth	218	(321)
International car rental fleet growth	(63)	(209)
Equipment rental fleet growth	(101)	(50)
All other operations rental fleet growth	(45)	(12)
Property and equipment expenditures, net of disposals	(123)	(106)
Net investment activity	(114)	(698)
Free cash flow	$(30)	$(689)

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	As of June 30, 2015			As of December 31, 2014
(In millions)	Fleet	Corporate	Total	Fleet	Corporate	Total
Debt	$11,064	$6,618	$17,682	$9,562	$6,431	$15,993
Less:
Cash and cash equivalents	—	537	537	—	490	490
Restricted cash	378	43	421	515	56	571
Net debt	$10,686	$6,038	$16,724	$9,047	$5,885	$14,932

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, FLEET EFFICIENCY AND NET DEPRECIATION PER UNIT PER MONTH

U.S. Car Rental Segment

	Three Months Ended June 30,		Six Months Ended June 30,
($In millions, except as noted)	2015	2014	2015	2014
Total RPD
Revenues	$1,615	$1,663	$3,135	$3,220
Ancillary retail car sales revenue	$(13)	$(7)	$(25)	$(14)
Total rental revenue	$1,602	$1,656	$3,110	$3,206
Transaction days (in thousands)	34,977	35,850	67,014	68,210
Total RPD (in whole dollars)	$45.80	$46.19	$46.41	$47.00

Fleet Efficiency
Transaction days (in thousands)	34,977	35,850	67,014	68,210
Average Fleet	511,700	502,500	500,500	497,000
Advantage sublease vehicles	—	(4,400)	—	(7,500)
Hertz 24/7 vehicles	—	(1,000)	—	(1,000)
Average Fleet used to calculate fleet efficiency	511,700	497,100	500,500	488,500
Number of days in period	91	91	181	181
Average fleet multiplied by number of days in period (in thousands)	46,565	45,236	90,591	88,419
Fleet efficiency (a)	75%	79%	74%	77%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning equipment and lease charges, net	$398	$391	$819	$815
Average fleet	511,700	502,500	500,500	497,000
Depreciation of revenue earning equipment and lease charges, net divided by average fleet (whole dollars)	$778	$778	$1,636	$1,640
Number of months in period	3	3	6	6
Net depreciation per unit per month (whole dollars)	$259	$259	$273	$273
(a)Calculated as transaction days divided by average fleet multiplied by number of days in period.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, FLEET EFFICIENCY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

International Car Rental

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except as noted)	2015	2014	2015	2014
Total RPD
Revenues	$556	$641	$992	$1,123
Foreign currency adjustment (a)	40	(67)	63	(112)
Total rental revenue	$596	$574	$1,055	$1,011
Transaction days (in thousands)	12,523	12,096	22,298	21,491
Total RPD (in whole dollars)	$47.59	$47.45	$47.31	$47.04

Fleet Efficiency
Transaction days (in thousands)	12,523	12,096	22,298	21,491
Average Fleet	173,700	172,300	158,800	157,000
Number of days in period	91	91	181	181
Average fleet multiplied by number of days in period	15,807	15,679	28,743	28,417
Fleet efficiency (b)	79%	77%	78%	76%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning equipment and lease charges, net (in millions)	$101	$124	$196	$238
Foreign currency adjustment (in millions) (a)	7	(13)	12	(24)
Adjusted depreciation of revenue earning equipment and lease charges, net (in millions)	$108	$111	$208	$214
Average fleet	173,700	172,300	158,800	157,000
Adjusted depreciation of revenue earning equipment and lease charges, net divided by average fleet	$622	$644	$1,310	$1,363
Number of months in period	$3	$3	$6	$6
Net depreciation per unit per month (whole dollars)	$207	$215	$218	$227
(a)Based on December 31, 2014 foreign exchange rates.
(b)Calculated as transaction days divided by average fleet multiplied by number of days in period.

WORLDWIDE EQUIPMENT RENTAL AND RENTAL RELATED REVENUE

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2015	2014	2015	2014
Worldwide equipment rental segment revenues	$375	$384	$730	$743
Worldwide equipment sales and other revenue	(28)	(29)	(51)	(55)
Rental and rental related revenue at actual rates	347	355	679	688
Foreign currency adjustment (a)	5	(7)	10	(13)
Rental and rental related revenue	$352	$348	$689	$675
(a)Based on December 31, 2014 foreign exchange rates.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the Company). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings webcast slides provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income is calculated as income before income taxes plus certain non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. Adjusted pre-tax margin is adjusted pre-tax income divided by total revenues.

Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate of 37%. The normalized income tax rate is management's estimate of our long-term tax rate. Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by the weighted average diluted shares outstanding for the period, Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

Average Fleet

Average Fleet is determined using a simple average of the number of vehicles at the beginning and end of a given period.

Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self-insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

Dollar Utilization

Dollar utilization means revenue derived from the rental of equipment divided by the original cost of the equipment including additional capitalized refurbishment costs (with the basis of refurbished assets at the refurbishment date).

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Corporate EBITDA and Corporate EBITDA Margin

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as described in more detail in the accompanying schedules.

Management uses EBITDA and Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under the Company's senior credit facilities and in the determination of certain executive compensation.

Corporate EBITDA Margin is calculated as the ratio of Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

EBITDA, Corporate EBITDA and Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it reflects time and mileage and ancillary charges for equipment on rent and is comparable with the reporting of other industry participants.

Fleet Efficiency

Fleet efficiency is calculated by dividing total transaction days by the average fleet multiplied by the number of days in a period. Average fleet used to calculate fleet efficiency in our U.S. Car Rental segment excludes Advantage sublease and Hertz 24/7 vehicles as these vehicles do not have associated transaction days.

Fleet Growth

U.S. and International car rental fleet growth is defined as car rental fleet capital expenditures, net of proceeds from disposals, plus car rental fleet depreciation and net car rental fleet financing which includes borrowings, repayments and the change in fleet restricted cash. Worldwide equipment rental fleet growth is defined as worldwide equipment rental fleet expenditures, net of proceeds from disposals, plus depreciation.

Free Cash Flow

Free cash flow is calculated as net cash provided by operating activities, excluding depreciation of revenue earning equipment, net of car rental and equipment rental fleet growth and property and equipment net expenditures.  Free cash flow is important to management and investors as it represents the cash available for acquisitions and the reduction of corporate debt.

Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash. Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Promissory Notes; Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries.

Net Corporate Debt is important to management and investors as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is collateralized by assets not available to lenders under the non-fleet debt facilities.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning equipment and lease charges, net by the average fleet in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is useful in analyzing underlying trends. Average fleet used to calculate net depreciation per unit per month in our U.S. Car Rental segment includes Advantage sublease and Hertz 24/7 vehicles as these vehicles have associated lease charges.

Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning, vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

Same Store Revenue Growth/Decline

Same store revenue growth is calculated as the year-over-year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same-store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency.

Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

Time Utilization

Time utilization means the percentage of time an equipment unit is on-rent during a given period.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and total restricted cash. This measure is important to management, investors and ratings agencies as it helps measure our gross leverage.

Total RPD

Total RPD is calculated as total revenue less revenue from fleet subleases and ancillary revenue associated with retail car sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.

Transaction Days

Transaction days represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period.